EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Top Image Systems Ltd
Tel Aviv
Israel

We consent to the use of our report dated March 11, 2003, with respect to the consolidated statements of operations, changes in shareholders’ equity and cash flows of Top Image Systems Ltd.and subsidiaries, for the year ended December 31, 2002, incorporated herein by reference.

Somekh Chaikin
Certified Public Accountants(Isr.)
(A member firm of KPMG International)

Tel Aviv, Israel
May 19, 2005